[AIP LETTERHEAD]






July 10, 2002

Steven R. Samson
AIP Alternative Strategies Trust
142 Hardscrabble Lake Dr.
Chappaqua, NY  10514

Dear Mr. Samson:

         Re:      Subscription for Shares of the Alpha Strategies I Fund,
                  --------------------------------------------------------
                  a series of the AIP Alternative Strategies Funds (the "Trust")
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     Alternative   Investment   Partners,   LLC  offers  to  purchase  from  AIP
Alternative Strategies Funds shares of beneficial interest each series of the Trust at a price of $10.00 per share for an aggregate purchase price of $100,000 cash, all such shares to be validly issued, fully paid and non-assessable, upon issuance of such shares and receipt of said payment by the Trust as follows:

Fund                           Purchase Price       No. of Shares
----                           --------------       -------------
Alpha Strategies I Fund        $100,000             10,000

     Alternative Investment Partners, LLC hereby represents and warrants that these shares of beneficial interest will be held for investment purposes and are not being purchased with any present intent of redeeming or selling the same.

                                           Sincerely,

                                           Alternative Investment Partners, LLC

                                           By: /s/ Lee Schultheis
                                               ---------------------------------

                                           Name: Lee Schultheis
                                                 -------------------------------

                                           Title:  Chief Investment Officer and
                                                   -----------------------------
                                                   Managing Partner

Accepted and Agreed to this 10th day of July, 2002.

AIP Alternative Strategies Funds

By: /s/ Steven R. Samson
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Name: Steven R. Samson
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Title: President
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